Exhibit 99.1

Gaming and Leisure Properties, Inc.

Gaming and Leisure Properties Announces Acquisition of the Real Estate Assets Related to the Casino Queen in East St. Louis for $140 million

Wyomissing, PA.—December 9, 2013 - (BUSINESS WIRE) — Gaming and Leisure Properties, Inc. (NASDAQ:GLPI) today announced that it has entered into an agreement to acquire the real estate assets associated with the Casino Queen in East St. Louis, Illinois. The casino and adjacent land cover 78 +/- acres and include a 157 room hotel, a 38,000 square foot casino with 27 gaming tables and 1,155 slot machines, a fine dining steakhouse, a buffet, a quick service deli, a sports bar/entertainment venue, and full service RV park. The resort, built in 2007, had approximately 1.7 million guest visits during the past twelve months.

Gaming and Leisure Properties, Inc. has agreed to acquire the real property for $140 million. In addition, GLPI will provide Casino Queen with a $43 million term loan, which will completely refinance and retire all or substantially all of Casino Queen’s outstanding long-term debt obligations.  As a condition of the purchase, GLPI will lease the property back to Casino Queen on a triple net basis for approximately $14 million per year.  The term loan has a five year maturity at an interest rate of 7%. The initial lease term is 15 years, with an option to renew for four successive five year terms.  The transaction will be funded with the existing revolver and is expected to contribute approximately $0.13 to annual AFFO per share, prior to the impact of the purge of historical earnings and profits.  The transaction is subject to and requires approval from the Illinois Gaming Board and is expected to close by the end of the first quarter of 2014.

Peter M. Carlino, Chairman and CEO of Gaming and Leisure Properties, Inc., commented, “This is our first acquisition as a standalone company and is representative of the robust opportunities that exist in the gaming asset markets that our company is targeting. Gaming and Leisure Properties seeks to become a consolidator of choice and a leading provider of unique financing solutions for highly levered regional gaming operators. The Casino Queen adds a newly constructed asset with strong market share to our portfolio and further diversifies our operating partners, while strengthening our cash flow.”

Jeff Watson, President of Casino Queen, commented, “This transaction offers us the opportunity to reorganize our capital structure, with a long-term solution that provides stability for our employee-owners.  Further, by unlocking the value in our real estate assets, we are able to focus on efficiently operating our business in a less restrictive, asset-lite environment.”

About Gaming and Leisure Properties

Gaming and Leisure Properties, Inc. (the “Company” or “GLPI”) is a Pennsylvania corporation that was incorporated on February 13, 2013 as a wholly-owned subsidiary of Penn National Gaming, Inc. (“Penn”). On November 1, 2013, Penn completed the spin-off of GLPI by distributing the common stock it held in GLPI to Penn’s shareholders. GLPI holds directly or indirectly substantially all of the assets and liabilities associated with the real property interests and real estate development business related to Penn’s gaming operations, as well as the assets and liabilities of Louisiana Casino Cruises, Inc. (“Hollywood Casino Baton Rouge”) and Penn Cecil Maryland, Inc. (“Hollywood Casino Perryville”). Penn continues to hold all of its other historical operations, assets and liabilities.  Currently, GLPI’s sole tenant is Penn Tenant, LLC (“Penn Tenant”), a subsidiary of Penn, which leases the GLPI assets related to the business of Penn other than the Hollywood Casino Baton Rouge and Hollywood Casino Perryville pursuant to a master lease agreement.

GLPI intends to elect to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with its taxable year beginning on January 1, 2014. GLPI’s primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in “triple net” lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.  Following its qualification as a REIT, GLPI expects to be the first gaming-focused REIT, and expects to grow its portfolio by aggressively pursuing opportunities to acquire additional gaming facilities to lease to gaming operators, which may include Penn. GLPI also anticipates diversifying its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects, including necessary approval from the Illinois Gaming Board; GLPI’s ability to qualify as a REIT or maintain its status as a REIT; the ability and willingness of GLPI’s tenants, operators and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including, in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants and operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to other third parties, including without limitation obligations under their existing credit facilities and other indebtedness; the ability of GLPI’s tenants and operators to comply with laws, rules and regulations in the operation of its properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to diversify into different businesses, such as hotels, entertainment facilities and office space; the access to debt and equity capital markets; fluctuating interest rates; the availability of qualified personnel and GLPI’s ability to retain its key management personnel;  GLPI’s duty to indemnify Penn in certain circumstances if the spin-off fails to be tax-free; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; changes in accounting standards; the impact of weather events or conditions, natural disasters, acts of terrorism and other international hostilities, war or political instability; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors described in GLPI’s Prospectus on Form S-11 filed on October 4, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”). All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Non-GAAP Performance Measures

This news release contains references to “EBITDA,” which is a non-GAAP performance measure.  We believe this non-GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods.  Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Further information regarding these measures and reconciliation to GAAP may be found in Gaming & Leisure Properties, Inc.’s SEC filings on the SEC’s website.

Contact

Investor Relations - Gaming and Leisure Properties, Inc.

Brad Cohen

T: 203-682-8211

Email: Brad.Cohen@icrinc.com

Bill Clifford

T: 610-401-2900

Email: BClifford@glpropinc.com